Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

FOR TENDER OF OUTSTANDING SHARES OF COMMON STOCK
AND THE ASSOCIATED COMMON STOCK ACQUISITION RIGHTS
OF
RESPIRONICS, INC.
AT
$66.00 NET PER SHARE
PURSUANT TO THE OFFER TO PURCHASE
DATED JANUARY 3, 2008
BY
MOONLIGHT MERGER SUB, INC.
A WHOLLY OWNED SUBSIDIARY OF
PHILIPS HOLDING USA INC.
A WHOLLY OWNED SUBSIDIARY OF
KONINKLIJKE PHILIPS ELECTRONICS N.V.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (NEW YORK CITY TIME) ON FEBRUARY 1, 2008, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (“Share Certificates”) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Citibank, N.A. (the “Depositary”) before the Expiration Date (as defined in the offer to purchase, dated January 3, 2008 (the “Offer to Purchase”)). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 — “Procedure for Tendering the Shares” of the Offer to Purchase.

The Depositary for the Offer is:
CITIBANK, N.A.

By Mail:	By Hand or Overnight Courier:

c/o Mellon Investor Services LLC	c/o Mellon Investor Services LLC
P.O. Box 3301	Attn: Corporate Action Dept., 27 Floor
South Hackensack, NJ 07606-3301	480 Washington Blvd.
Jersey City, NJ 07310

By Facsimile Transmission:
(for Eligible Institutions only)
(201) 680-4626

Confirm Facsimile By Telephone:
(201) 680-4860
Delivery of this Notice of Guaranteed Delivery to an address other than the one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the letter of transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal or an Agent’s Message (as defined in the Offer to Purchase) and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Moonlight Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Philips Holding USA Inc., a Delaware corporation and a direct wholly owned subsidiary of Koninklijke Philips Electronics N.V. (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal and instructions thereto (which together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, of Respironics, Inc. (the “Company”), including the associated common stock acquisition rights (such rights, together with such shares of the Company’s common stock, the “Shares”) issued pursuant to the Rights Agreement, dated June 28, 1996, between the Company and Mellon Investor Services LLC, as amended, set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Certificate Nos. (If Available):

Number of Shares:

☐     Check if Shares will be tendered by book-entry transfer

Account Number:

Dated:   , 2008

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code:

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the Share Certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the letter of transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print or Type)

Title:

Address:

Zip Code:

Area Code and Telephone Number(s):

Dated:   , 2008

NOTE: Do not send Share Certificates with this notice. Share Certificates must be sent with your letter of transmittal.

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